Amendment No. 1

CROWN HOLDINGS, INC.
2022 STOCK-BASED INCENTIVE COMPENSATION PLAN

Pursuant to the power reserved to it in Section 13.1 of the Crown Holdings, Inc. 2022 Stock-Based Incentive Compensation Plan (the “2022 Plan”), the Board of Directors of Crown Holdings, Inc. hereby amends the 2022 Plan, effective October 26, 2023, as follows:

1.A new Section 8.4 shall be inserted, immediately following Section 8.3, as follows:

“8.4. Each Non-Employee Director may make a written election to defer all or a portion of any Annual Stock Award for Non-Employee Directors in accordance with the terms of the Crown Holdings, Inc. Deferred Compensation Plan for Directors, as amended from time to time; provided that any deferral under this Section 8.4 shall comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code and such administrative procedures as established by the Committee in its sole discretion.”

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To record the adoption of this Amendment No. 1 to the 2022 Plan, Crown Holdings, Inc. has authorized its officer to affix its corporate name effective as of the date indicated above.

CROWN HOLDINGS, INC.

            By: /s/ Timothy J. Donahue
Name: Timothy J. Donahue
Title: President and Chief Executive Officer